Exhibit 10.12

Juhao Mall Marketplace and Service Agreement

Party A: Shanghai Juhao Information Technology Co., Ltd.

Address: 2nd Floor, No. 285 Jiangpu Road Yangpu District, Shanghai, 200082

Contact person: Shaowei Wu

Telephone: +86 021-6568 0180 +86 0512-5248 0358

EMAIL:

Party B:

Address:

Contact Person:

Telephone:

Email:

In accordance with the contract law of People’s Republic of China and relevant laws and regulations, Party A and Party B have reached the following purchase and sales agreement (hereinafter referred to as “Agreement”) through friendly negotiation.

Definition

1.1 The term “Marketplace” in this agreement refers to that Party B’s store opened on Party A’s online platform and selling its products (hereinafter referred to as “online store”), and Party B shall be responsible for settling stores, sales, inventory management, express transportation and after-sales services; Party A will assist Party B to settle stores and sell its products and charge relevant service fees.

1.2 Party A’s online platform referred in this agreement shall be the e-commerce shopping platform of Party A (www.1juhao.com).

2. Cooperation

2.1 Party B shall be responsible for the sales of its products in its online store, and the sales price shall be determined by Party B. In principle, the sales price shall not be lower than the minimum price attached.

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2.2 Party B shall guarantee sufficient inventory and give priority to the supply of products in the online store on Party A’s online platform.

2.3 The name, brand, model and expected price of the specific products to be sold by Party B in its online store are detailed in Annex 3.

2.4 If Party B’s customers make payment through Party A’s online platform, Party A is obliged to pay the received payment to Party B every month according to the payment method agreed in this agreement.

3. Payment Method

3.1 Both parties agree the following terms of payment

It shall be settled once a month, that is, from the 1st to 31st of the next month, the total amount of payment for products sold in the previous month shall be listed and provided on the 9th. After the verification of the list and the amount, Party A shall settle the outstanding payment received from Party B’s customers on Party A’s platform.

The amount shall be subject to the final data of Party A’s platform.

3.2 If the settled products are returned, Party A will refund the online customers, and the corresponding payment for the returned products will be deducted from the payment for products to be paid late on.

3.3 Unless otherwise specified, the payment (including liquidated damages, compensation, refund, etc.) between the two parties under this Agreement shall be remitted to the bank account of the other party by wire transfer.

3.4 In order to ensure the timely handling of after-sales product disputes and customer complaints, Party A shall collect RMB 5,000 quality deposit for customer dispute and compensation in the process of this cooperation; if there are no customer complaints and quality problems in the cooperation process, Party A will refund the quality deposit to Party B after the cooperation.

The deposit account number is as follows

Account name of Party A: Shanghai Juhao Information Technology Co., Ltd.

Account bank and number: Changyang Branch of Shanghai China Merchant Bank

4. Delivery and Acceptance

4.1 When delivering the products to customers, Party B shall first confirm the customer’s identity information and then deliver the products after confirmation. After the products are delivered, Party B shall remind the customer to open the box for acceptance, and the customer shall sign the receipt after the acceptance.

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4.2 If the customer finds that the product has shortage, defective or damage, or the variety, model, specification, color, quantity, shelf life and quality of the products is inconsistent with the order, they may reject the product on the spot. Party B shall timely reissue or replace the product.

4.3 The customer shall check and accept the variety, model, specification, color, quantity, shelf life and appearance of the products. If there are defects or quality problems in the products, Party B shall bear the corresponding after-sales responsibilities

4.4 If the products are sent to the wrong place or wrong recipient, Party B shall be responsible for the delivery of the products to the designated correct place or the recipient, and shall also bear the losses suffered by other parties.

4.5 Party B shall be responsible for the risk of product loss and damage occurring before the customer’s acceptance.

5. Obligations of Party A and Party B

5.1 Quality guarantee: Party B guarantees to Party A that the quality of the products it sells has met the national or international standards, and also met the general performance requirements and use requirements of such product.

5.2 Right guarantee: Party B guarantees to Party A that there will be no dispute with any third party on intellectual property rights and other rights of the products sold on Party A’s platform; Party B shall also guarantee that the production, sales and transportation of the products sold by Party B conform to the provisions of relevant laws and regulations.

5.3 Party B guarantees that when customers receive the products, the remaining shelf life of the products shall not be less than one third of the overall shelf life of the products and not less than three months

6. After Sales Service and Support

6.1 Party B shall implement the after-sale service and support of the products under this agreement in accordance with the relevant provisions of the national laws and regulations.

6.2 In order to implement the after-sales service and support of the products under this agreement, Party B shall also sign the merchant after sales service and support agreement with Party A (Annex 2)

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7. Confidentiality Clause

7.1 The confidential information mentioned in this agreement include but are not limited to this agreement, any supplementary agreement and other confidential information involved in the cooperation process. Neither party shall disclose, disseminate, edit or display the information to any third party without the consent of the disclosing party. Both parties undertake that the confidentiality obligations under this clause shall still survive for two years after the termination of this agreement.

7.2 The disclosing party shall not be liable for the disclosure of confidential information due to the written consent of the other party and the actions of the state administration and judicial divisions; after the confidential information becomes known to the public not due to the breach by the receiving party, the receiving party shall not be liable.

8. Liability for Breach of Agreement and Compensation

8.1 If the variety, model, specification, design and color, shelf life and quality of the products delivered by Party B do not meet the requirements, Party B shall be responsible for replacing the products according to the specific conditions of the products, and bear the expenses arising from the replacement or return.

8.2 In case of personal or property losses of the third party caused by the quality problems of Party B’s products, or Party B’s violation of its obligations stipulated in this agreement, Party B shall bear all responsibilities, including but not limited to directly compensating the third party, participating in litigation and compensating Party A for all losses suffered by Party A (including but not limited to compensation for third party’s loss, reputation loss, expenses including litigation and attorney fees), to ensure that Party A will not suffer any loss due to Party B’s breach of Agreement.

8.3 Party B shall do its best to protect Party A from any loss due to Party B’s breach of the guarantee obligations. In case of any dispute arising from Party B’s rights guarantee and obligations under this agreement, Party A shall give Party B timely notice and give reasonable assistance to Party B in defense of such infringement claims and settlement of such disputes. Party B shall bear related cost and compensate any expenses or losses incurred by Party A.

8.4 In the event that Party A is subject to its online platform customer claims or administrative penalties by relevant government departments due to incorrect or inaccurate product information provided by Party B, Party B shall compensate Party A for all losses suffered by Party A due to the above reasons (including but not limited to the cost of compensating customers, litigation costs, attorney fees, government fines, etc.), and Party B shall actively cooperate with or respond to the lawsuit on behalf of Party A, to ensure that Party A will not suffer any loss due to Party B’s breach of agreement.

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If Party A misleads customers by false or excessive publicity, resulting in customer claims or administrative penalties from relevant government departments, Party A shall bear all losses, and Party B shall have the right to pursue Party A’s relevant responsibilities for the negative or adverse impact on Party B’s brand.

8.5 If Party A fails to make payment to Party B, Party A shall calculate the penalty for such total unpaid amount according to the current benchmark interest rate of RMB loan issued by the People’s Bank of China and pay to Party B; if Party B fails to deliver products to customers within 72 hours after receiving the order, Party B shall pay Party A 1 ‰ of the total amount of the undelivered products for each day of delay.

8.6 The refund, withdrawal, penalty or compensation that should be paid in accordance with this Agreement shall be paid within ten days after the responsibility is specified; otherwise, it shall be treated as overdue payment, and the penalty shall be calculated as 2 ‰ of the amount payable for every day of overdue. The observant party may directly deduct the above refund, withdrawal, penalty and compensation from the payment that it is due to the other party.

8.7 If either party is unable to perform its obligations under this agreement due to Force Majeure (including but not limited to: fire, explosion, flood, earthquake, typhoon, pollution, storm, natural disasters, traffic control, rebellion, riot, domestic chaos or similar reasons beyond the reasonable control of both parties), both parties shall not be liable for compensation.

9. Term

9.1 The term of validity of this agreement is from______ to ______. Article 7 and Article 8 of this agreement shall not be limited by the term of this agreement.

9.2 Both parties shall request not to renew or amend this agreement one month before the expiration date of this agreement; otherwise, the term of this agreement will be automatically extended for one year.

10. Termination of Agreement

10.1 This agreement shall be terminated under such circumstance:

1) Both parties agree to terminate the agreement

2) The term of the agreement expires and is not renewed

3) One party’s delay in performing its obligations under the agreement, which results in the failure of the observant party’s purpose of this agreement, or one party’s delay in performing its obligations under this agreement, which is still not performed within 10 days after being notified by the observant party.

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4) One party has filed an application for bankruptcy or another person has filed a bankruptcy application against such party, or entered into other similar legal proceedings

5) One party’s business situation deteriorated seriously

6) One party has taken the actions of transferring property, withdrawing registered captials and evading debts

7) Party A shall have the right to unilaterally terminate this agreement if Party B’s products have defects for multiple times, or has major product quality problems led to heavy personal and property losses of customers, or Party B loses in intellectual property litigation or other litigation related to its products.

10.2 After the expiration or termination of this agreement for any reason, the rights and obligations of both parties under this agreement and its attached documents shall be terminated immediately. However, the after-sales service terms, warranty terms, liability for breach of agreement, intellectual property rights and confidentiality clauses, defense clauses, applicable laws provisions and other provisions that shall continue to be valid in accordance with their nature. The termination of this agreement does not affect the right of either party to claim for losses caused by the breach or infringement of the other party

11. Dispute Resolution

11.1 All disputes arising from the performance of this agreement and related to this agreement shall be settled through friendly negotiation between Party A and Party B. If negotiation fails, either party may file a lawsuit in Changshu People’s Court where this agreement is signed.

11.2 During the litigation process, except for the sections of this agreement that are in dispute by the parties in the lawsuit, the remaining of this agreement shall continue to be performed.

12. Miscellaneous

12.1 Any rights and obligations of the parties under this agreement shall not change due to the acquisition, merger, reorganization and division of the parties. In case of any of the above circumstances, the rights and obligations under this agreement shall be transferred to the entity of acquisition, merger, reorganization or division. If the rights and obligations of Party A and Party B under this agreement are respectively assumed by the separate entities of Party A and Party B, then Party A and Party B and the separate entities of Party A and Party B shall respectively enjoy the rights and undertake obligations. Neither party shall transfer this agreement to a third party without consent of the other party, except that Party A may transfer part or all of this agreement to its affiliated companies or related persons due to its organizational structure adjustment.

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12.2 The “notice” mentioned in this agreement may be made by telephone, telegram, fax, e-mail and any other means of communication that can let the other party know the relevant matters.

12.3 This agreement shall become effective only when it is signed with its Annex 1, Annex 2 and Annex 3. If the signing of Annex 1, Annex 2 and Annex 3 is later than the signing of this agreement, the validity of this agreement remains to be determined until the signing of Annex 1, Annex 2 and Annex 3.

12.4 Both parties may change, modify and supplement the relevant contents of this agreement, and its effect is the same as that of this agreement.

12.5 This agreement is made in two copies, one for each party, with the same legal effect.

13. Merchant Charges

1) Platform Service Fee

5% of the monthly sales of Party B’s online store is the fixed platform service fee of Party A’s online platform, and the specific amount shall be subject to the payment notice.

2) Merchant Evaluation Period

1. Exemption period: The exemption period is 3 months. For the store that is opened (store online time) on or before the 15th day of the month, the period shall start from the first day of that month; if the store is opened (store online time) after the 15th day of the month, the period shall start from the first day of the following month.

2. The first month after the exemption period is the formal evaluation month.

3. Performance appraisal fee

Monthly Evaluation Metric in RMB	Service Fee Rate %

Sales Achieved≥100,000	0

50,000<Sales Achieved<100,000	2.5% of the actual sales

Sales Achieve≤50,000	5% of the actual sales

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Annex to this agreement

Annex 1-Basic Information Of the Merchant

Annex 2-After-Sale And Support Agreement Of Merchant

Annex 3-Product Information List

Part A: Shanghai Juhao Information	Party B: Technology Co., Ltd

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date	date

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Annex 1-Basic Information Of the Merchant

Party B Basic Information

Company Name

Registered Address:

Legal Person:

Website:

Address/Postcode:

Contact Person:

Telephone:

Fax:

Cell Phone:

Email

Merchant Information

Bank Of Deposit:

Account Name:

Account Number:

Tax Number:

Contact Of Finance:

Telephone:

Fax:

Email:

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After-Sale Information Of Merchant

Contact Of After-Sale:

Address:

Telephone:

Fax:

Customer Service Call:

After Sales Precautions:

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Annex 2

After-Sale And Support Agreement Of the Merchant

1. Party B shall be responsible for the after-sales service of all products sold on Party A’s platform, and provide after-sales service in accordance with the requirements of the Product Quality Law of the People’s Republic of China, the Law of the People’s Republic of China on the Protection of Consumers’ Rights and Interests, as well as other regulations, departmental rules and national mandatory standards.

2. The time for Party B to provide after-sales service shall be calculated from the date when customers sign for the relevant products.

3. Party B promises that the customer can return the product unconditionally within 7 days after the customer signs for the product. If the product quality problem is not caused by Party B, the logistics and other expenses incurred by the return shall be borne by the customer.

4. In case of quality problems, Party B guarantees to provide after-sales service according to the following standards

Product line(category/brand)	Return period	Exchange period	Warranty period

5. Party B shall timely replace or provide warranty service for customers within a reasonable period of time.

6. In case of return, replacement and other after-sales service caused by quality problems, Party B shall bear all logistics expenses for delivery, return or replacement of the product. If the relevant logistics expenses have been paid by the customer, Party A has the right to deduct the corresponding amount of deposit to pay the customer.

7. If the product is found to be damaged during the customer’s acceptance, Party B shall replace it with the new product of the same model or style within the day of receiving the notice from the customer or Party A and deliver it to the address designated by the customer; if the customer requests to return the product, Party B shall return the product to the customer.

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Party A: Shanghai Juhao Information Technology Co., Ltd:	Party B

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Date	Date

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Annex 3-Product Information List(Sample)

No.	Brand	Product name	Retail price	Supply price

Party A: Shanghai Juhao Information Technology Co., Ltd:	Party B

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Date	Date

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